Exhibit 32(ii)

Certification of Chief Financial Officer Regarding Periodic Report Containing Financial Statements

pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Crescent Financial Corporation (the “Issuer”) for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 28, 2006	By:	/s/ Bruce W. Elder
Bruce W. Elder
Vice President (Principal Financial Officer)